EXHIBIT 99.1

October 23, 2012

To Our Members,

I am pleased to announce that the Board of Directors of the Federal Home Loan Bank of Chicago declared a cash dividend at an annualized rate of 0.35% per share, based on the Bank's preliminary financial results for the third quarter of 2012. The dividend will be paid by crediting your account as of November 14, 2012. We expect to file our third quarter Form 10-Q Report prior to November 15, 2012, but you can read information about our preliminary third quarter results in the member letter we emailed on October 16, 2012, and posted on our website.

Our fourth quarter excess capital stock repurchase process is underway. If you would like to request the repurchase of all or a portion of your excess capital stock, please return the Repurchase Request Form by 5:00 p.m. Central Time on October 31, 2012. The form was emailed to you and is also available on our member website, eBanking. If you have any questions about the repurchase process, please call your sales coverage team or the Member Transaction Desk at (toll-free) 855-FHLB-CHI or 855-345-2244, Option 1.

We are pleased that the Bank's financial performance supports another increase in the dividend payment, as well as the excess stock repurchase.

Best regards,

/s/ Matt Feldman

Matt Feldman
President and CEO

This letter contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “anticipates,” “believes,” “expects,” “could,” “plans,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. We caution that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements, and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in mortgage interest rates and prepayment speeds on mortgage assets, our ability to successfully transition to a new business model and to pay future dividends, our ability to successfully implement our plan to repurchase excess stock, and the risk factors set forth in our periodic filings with the Securities and Exchange Commission, which are available on our website at www.fhlbc.com. We assume no obligation to update any forward-looking statements made in this letter.